EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Emergisoft Holding, Inc. 1998 Stock Incentive Plan, the Emergisoft Holding, Inc. 2001 Stock Incentive Plan and the Emergisoft Holding, Inc. 2001 Non-Employee Director Stock Option Plan) of our report dated March 31, 2002 with respect to the consolidated financial statements of Emergisoft Holding, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP

                                           Ernst & Young LLP

Dallas, Texas
August 19, 2002